Exhibit 99.1

NRG Energy, Inc. Reports Full Year 2017 Results,
Reaffirms 2018 Financial Guidance

•	Significant progress on Asset Sales:

◦	Announcing sale of Boston Energy Trading and Marketing LLC (BETM)

◦	Announced sale of NRG's interest in NRG Yield, Renewables platform, ROFO assets and South Central business for $2.8 billion[1] on February 7, 2018

•	Exceeded Transformation Plan targets for cost reductions and working capital improvement in 2017

•	Reduced corporate debt by $604 million in 2017 and refinanced senior notes, resulting in approximately $55 million of recurring interest savings

•	Authorized $1 billion in share repurchases; first $500 million program to be launched immediately

•	Recorded $1.8 billion non-cash asset and goodwill impairment charge

PRINCETON, NJ - March 1, 2018 - NRG Energy, Inc. (NYSE: NRG) today reported a full year 2017 net loss of $1,548 million, or $6.79 per diluted common share. Adjusted EBITDA for the full year 2017 was $2.4 billion, cash from operations was $1.4 billion and FCFbG was $1.3 billion. The net loss and loss per share were driven by a $1.8 billion impairment of fixed assets, goodwill, and investments of which $1.2 billion was related to the South Texas Project (STP) nuclear generation facility, primarily due to the revised outlook of future commodity prices.
“Our business continued its strong performance in a year when we announced our Transformation Plan aimed at simplifying and enhancing the business to deliver increased shareholder value,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “With this announcement, we are demonstrating measurable success towards achieving the goals of cost excellence, portfolio optimization and capital structure enhancements. I’m also proud to report that we did this while realizing our second best safety year in company history.”

Consolidated Financial Results

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/17	12/31/16	12/31/17	12/31/16
Income/(Loss) from Continuing Operations	$(1,667)	$(891)	$(1,548)	$(983)
Cash From Continuing Operations	$581	$533	$1,425	$2,207
Adjusted EBITDA	$497	$471	$2,373	$2,706
Free Cash Flow Before Growth Investments (FCFbG)	$497	$270	$1,304	$1,255

1 Excluding transaction costs, working capital, and other purchase price adjustments

Segment Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/17	12/31/16	12/31/17	12/31/16
Generation	$(1,700)	$(774)	$(1,498)	$(824)
Retail	506	317	886	1,053
Renewables a.	(207)	(223)	(266)	(330)
NRG Yield a.	(98)	(115)	(23)	2
Corporate	(168)	(96)	(647)	(884)
Income/(Loss) from Continuing Operations	$(1,667)	$(891)	$(1,548)	$(983)
a. In accordance with GAAP, 2016 and 2017 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions which closed on September 1, 2016, March 27, 2017, and August 1, 2017

The net loss from continuing operations for the 12 months of 2017 was driven by a $1.8 billion impairment of fixed assets, goodwill, and investments of which $1.2 billion was related to the South Texas Project (STP) nuclear generation facility, primarily due to the revised outlook of future commodity prices. The net loss from continuing operations for the 12 months of 2016 includes a $970 million impairment of fixed assets and goodwill.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/17	12/31/16	12/31/17	12/31/16
Generation	$104	$117	$535	$869
Retail	214	134	825	811
Renewables a.	14	19	153	151
NRG Yield a.	204	214	933	932
Corporate	(39)	(13)	(73)	(57)
Adjusted EBITDA b.	$497	$471	$2,373	$2,706
a. 2016 and 2017 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions, which closed on September 1, 2016, March 27, 2017, and August 1, 2017
b. See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations

Generation: Full year 2017 Adjusted EBITDA was $535 million, $334 million lower than 2016 driven by:

•	Gulf Coast: $276 million decrease due to lower realized energy prices despite slightly higher generation, partially offset by lower operating expenses, net of outages due to flooding

•	East/West[2]: $58 million decrease due to lower dispatch, realized energy prices and capacity revenues, partially offset by lower operating costs, property tax and overhead expenses

Fourth quarter Adjusted EBITDA was $104 million, $13 million lower than the fourth quarter 2016 driven by:

•	Gulf Coast: $51 million decrease due to lower realized energy prices, partially offset by lower operating expenses

•	East/West[2]: $38 million increase due to higher capacity revenues, higher trading results at BETM and lower operating expenses

Retail: Full year 2017 Adjusted EBITDA was $825 million, $14 million higher than 2016 due to lower operating costs, partially offset by lower unit margins due to customer mix, milder weather and the impact of Hurricane Harvey.
Fourth quarter Adjusted EBITDA was $214 million, $80 million higher than the fourth quarter 2016 due to improved performance, customer growth and lower operating costs.
2 Includes International and BETM

Renewables: Full year 2017 Adjusted EBITDA was $153 million, $2 million higher than 2016 due to increased generation and insurance recovery at Ivanpah, partially offset by lost margin from the sale of assets, a transmission outage at Agua Caliente, and increased development expenditures.
Fourth quarter Adjusted EBITDA was $14 million, $5 million lower than the fourth quarter 2016 due to lost margin from certain asset sales and plant outages, partially offset by lower operating and overhead expenses.
NRG Yield: Full year 2017 Adjusted EBITDA was $933 million, $1 million higher than 2016 due to contribution from Utah Solar assets acquired by NRG in the fourth quarter of 2016 and growth in distributed generation partnerships, partially offset by lower renewable production in 2017 driven by lower wind resources.
Fourth quarter Adjusted EBITDA was $204 million, $10 million lower than the fourth quarter 2016 due to lower wind production driven by lower wind resources, partially offset by growth in distributed generation partnerships.
Corporate: Full year 2017 Adjusted EBITDA was $(73) million, $16 million lower than 2016 due to the reduction in shared services income from GenOn, higher advisory fees, partially offset by lower corporate marketing expenses and the elimination of operating losses at Residential Solar and eVgo following their wind down of operations.
Fourth quarter Adjusted EBITDA was $(39) million, $26 million lower than the fourth quarter 2016 due to the reduction in shared services income from GenOn, partially offset by lower corporate marketing expenses and the elimination of operating losses at Residential Solar following its wind down of operations.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	12/31/17	12/31/16
Cash at NRG-Level a.	$769	$570
Revolver	1,711	989
NRG-Level Liquidity	$2,480	$1,559
Restricted cash	508	446
Cash at Non-Guarantor Subsidiaries	222	368
Total Liquidity	$3,210	$2,373
a. December 31, 2017 balance includes unrestricted cash held at Midwest Generation (a non-guarantor subsidiary) which can be distributed to NRG without limitation

NRG-Level cash as of December 31, 2017, was $769 million, an increase of $199 million from the end of 2016, and $1.7 billion was available under the Company’s credit facilities at the end of 2017. Total liquidity was $3.2 billion, including restricted cash and cash at non-guarantor subsidiaries (primarily NRG Yield).
NRG Transformation Plan Update
Cost Reductions
As of the end of the fourth quarter of 2017, NRG realized $150 million, or 231%, of its 2017 cost savings target as part of the previously announced Transformation Plan.

Asset Sales Program
To date, NRG has announced or closed approximately $3 billion in asset sales towards its revised Transformation Plan target of $3.2 billion.

Sale of BETM
Announced today, a subsidiary of NRG has entered into a purchase and sale agreement with a subsidiary of Diamond Generating Corporation, a subsidiary of Mitsubishi Corporation, to sell Boston Energy Trading and Marketing LLC (BETM). The transaction is expected to close in the second half of 2018 and is subject to closing conditions, approvals and consents including Federal Energy Regulatory Commission (FERC) and the Committee on Foreign Investment in the United States (CFIUS).

Sale of NRG Yield and Renewables Platform
On February 6, 2018, NRG and Global Infrastructure Partners, or GIP, entered into a purchase and sale agreement to sell NRG's ownership in NRG Yield, Inc. and NRG's renewable energy development and operations platform for cash of $1.375 billion, subject to certain adjustments, and upon closing, removal of approximately $6.7 billion of consolidated debt as of 12/31/2017. The transaction is expected to close in the second half of 2018 and is subject to various customary closing conditions, approvals and consents.

Sale of South Central Business
On February 7, 2018, NRG and Cleco Corporate Holdings LLC, or Cleco, entered into a purchase and sale agreement to sell NRG's South Central business for a total cash purchase price of $1.0 billion, subject to certain adjustments. The transaction is expected to close in the second half of 2018 and is subject to various customary closing conditions, approvals and consents. Also, as part of the transaction, NRG will enter into a sale leaseback agreement for the Cottonwood plant through May of 2025.

Accelerated Drop Down Agreements
On January 24, 2018, the Company entered into an agreement with NRG Yield, Inc. to sell 100% of its ownership interest in Buckthorn Solar for cash consideration of $42 million, subject to other adjustments.

On February 6, 2018, the Company entered into an agreement with NRG Yield, Inc. to sell 100% of the membership interests in Carlsbad Energy Holdings LLC, which indirectly owns the Carlsbad project, a 527 MW natural gas fired project in Carlsbad, CA, pursuant to the ROFO Agreement. The purchase price for the transaction is $365 million in cash consideration, subject to customary working capital and other adjustments.

2018 Guidance
NRG is reaffirming its guidance range for 2018 with respect to Consolidated Adjusted EBITDA, Cash From Operations and FCFbG as set forth below.

Table 4: 2018 Adjusted EBITDA and FCF before Growth Guidance

2018
($ in millions)	Guidance
Adjusted EBITDA a.	$2,800 - $3,000
Cash From Operations	$2,015 - $2,215
Free Cash Flow before Growth	$1,550 - $1,750
a. Non-GAAP financial measure; see Appendix Tables A-1 through A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
In 2017, NRG reduced corporate debt by $604 million3 and refinanced and extended its 2023 senior notes realizing annual interest savings of approximately $55 million. Following the announced sale of NRG Yield and Renewables and the South Central businesses, NRG is also announcing corporate debt reduction of $640 million in 2018 and is temporarily reserving $1,200 million of additional cash to achieve it's 3.0x corporate net debt to Adjusted EBITDA ratio as part of the previously announced capital allocation guidance under the Transformation Plan.
The NRG Board of Directors has authorized $1 billion for share repurchases, with the first $500 million program to begin immediately. Following the completion of the initial program, and as NRG progress towards the closing of the announced asset sales, NRG expects to execute the remaining $500 million of the $1 billion share repurchase program.
On January 18, 2018, NRG declared a quarterly dividend on the Company's common stock of $0.03 per share, payable February 15, 2018, to stockholders of record as of February 1, 2018, representing $0.12 on an annualized basis.
The Company’s common stock dividend, corporate level debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.
Earnings Conference Call
On March 1, 2018, NRG will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.
3 Cash cost of $646 million, including $42 million of debt extinguishment fees

About NRG
NRG is a leading integrated power company built on the strength of a diverse competitive electric generation portfolio and leading retail electricity platform. NRG aims to create a sustainable energy future by producing, selling and delivering electricity and related products and services in major competitive power markets in the U.S. in a manner that delivers value to all of NRG's stakeholders. The Company owns and operates approximately 30,000 MW of generation; engages in the trading of wholesale energy, capacity and related products; transacts in and trades fuel and transportation services; and directly sells energy, services, and innovative, sustainable products and services to retail customers under the names “NRG”, "Reliant" and other retail brand names owned by NRG. More information is available at www.nrg.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure
In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings, margin enhancement, asset sale, and net debt targets, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, risks related to project siting, financing, construction, permitting, government approvals and the negotiation of project development agreements, our ability to progress development pipeline projects, the timing or completion of GenOn's emergence from bankruptcy, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, our ability to close the Drop Down transactions with NRG Yield, and our ability to execute our Capital Allocation Plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of March 1, 2018. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings press release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Marijke Shugrue	Kevin L. Cole, CFA
609.524.5262	609.524.4526

Lindsey Puchyr
609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
(In millions, except per share amounts)	2017	2016	2015
Operating Revenues
Total operating revenues	$10,629	$10,512	$12,328
Operating Costs and Expenses
Cost of operations	7,536	7,301	9,000
Depreciation and amortization	1,056	1,172	1,351
Impairment losses	1,709	702	4,860
Selling, general and administrative	907	1,095	1,228
Reorganization costs	44	—	—
Development costs	67	89	154
Total operating costs and expenses	11,319	10,359	16,593
Other income - affiliate	87	193	193
Gain/(loss) on sale of assets	16	(80)	—
Gain on postretirement benefits curtailment	—	—	21
Operating (Loss)/Income	(587)	266	(4,051)
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	31	27	36
Impairment losses on investments	(79)	(268)	(56)
Other income, net	38	34	26
Loss on sale of equity method investment	—	—	(14)
Net (loss)/gain on debt extinguishment	(53)	(142)	10
Interest expense	(890)	(895)	(937)
Total other expense	(953)	(1,244)	(935)
Loss from Continuing Operations Before Income Taxes	(1,540)	(978)	(4,986)
Income tax expense	8	5	1,345
Net Loss from Continuing Operations	(1,548)	(983)	(6,331)
(Loss)/income from discontinued operations, net of income tax	(789)	92	(105)
Net Loss	(2,337)	(891)	(6,436)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(184)	(117)	(54)
Net Loss Attributable to NRG Energy, Inc.	(2,153)	(774)	(6,382)
Dividends for preferred shares	—	5	20
Gain on redemption of preferred shares	—	(78)	—
Loss Available for Common Stockholders	$(2,153)	$(701)	$(6,402)
Loss Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic and diluted	317	316	329
Loss from continuing operations per weighted average common share — basic and diluted	$(4.30)	$(2.51)	$(19.14)
(Loss)/Income from discontinued operations per weighted average common share — basic and diluted	$(2.49)	$0.29	$(0.32)
Net Loss per Weighted Average Common Share — Basic and Diluted	$(6.79)	$(2.22)	$(19.46)
Dividends Per Common Share	$0.12	$0.24	$0.58

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME

	For the Year Ended December 31,
	2017	2016	2015
	(In millions)
Net Loss	$(2,337)	$(891)	$(6,436)
Other Comprehensive Income, net of tax
Unrealized gain/(loss) on derivatives, net of income tax expense of $1, $1, and $19	13	35	(15)
Foreign currency translation adjustments, net of income tax benefit of $(2), $0, and $0	12	(1)	(11)
Available-for-sale securities, net of income tax expense/(benefit) of $10, $0, and $(3)	(8)	1	17
Defined benefit plan, net of income tax (benefit)/expense of $(21), $0 and $69	46	3	10
Other comprehensive income	63	38	1
Comprehensive Loss	(2,274)	(853)	(6,435)
Less: Comprehensive loss attributable to noncontrolling interests and redeemable noncontrolling interests	(179)	(117)	(73)
Comprehensive Loss Attributable to NRG Energy, Inc.	(2,095)	(736)	(6,362)
Dividends for preferred shares	—	5	20
Gain on redemption of preferred shares	—	(78)	—
Comprehensive Loss Available for Common Stockholders	$(2,095)	$(663)	$(6,382)

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2017	2016
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$991	$938
Funds deposited by counterparties	37	2
Restricted cash	508	446
Accounts receivable — trade	1,079	1,058
Inventory	532	721
Derivative instruments	626	1,067
Cash collateral posted in support of energy risk management activities	171	150
Accounts receivable — affiliate	95	—
Current assets held-for-sale	115	9
Prepayments and other current assets	261	404
Current assets - discontinued operations	—	1,919
Total current assets	4,415	6,714
Property, plant and equipment, net	13,908	15,369
Other Assets
Equity investments in affiliates	1,038	1,120
Notes receivable, less current portion	2	16
Goodwill	539	662
Intangible assets, net	1,746	1,973
Nuclear decommissioning trust fund	692	610
Derivative instruments	172	181
Deferred income taxes	134	225
Non-current assets held-for-sale	43	10
Other non-current assets	629	841
Non-current assets - discontinued operations	—	2,961
Total other assets	4,995	8,599
Total Assets	$23,318	$30,682

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	As of December 31,
	2017	2016
	(In millions, except share data)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$688	$516
Accounts payable	881	782
Accounts payable - affiliate	33	31
Derivative instruments	555	1,092
Cash collateral received in support of energy risk management activities	37	81
Accrued interest expense	156	180
Current liabilities - held for sale	72	—
Other accrued expenses and other current liabilities	734	810
Other accrued expenses and other current liabilities - affiliate	161	—
Current liabilities - discontinued operations	—	1,210
Total current liabilities	3,317	4,702
Other Liabilities
Long-term debt and capital leases	15,716	15,957
Nuclear decommissioning reserve	269	287
Nuclear decommissioning trust liability	415	339
Postretirement and other benefit obligations	458	510
Deferred income taxes	21	20
Derivative instruments	197	284
Out-of-market contracts, net	207	230
Non-current liabilities held-for-sale	8	11
Other non-current liabilities	664	666
Non-current liabilities - discontinued operations	—	3,184
Total non-current liabilities	17,955	21,488
Total Liabilities	21,272	26,190
Redeemable noncontrolling interest in subsidiaries	78	46
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 418,323,134 and 417,583,825 shares issued; and 316,743,089 and 315,443,011 shares outstanding at December 31, 2017 and 2016	4	4
Additional paid-in capital	8,376	8,358
Accumulated deficit	(6,268)	(3,787)
Treasury stock, at cost; 101,580,045 and 102,140,814 shares at December 31, 2017 and 2016	(2,386)	(2,399)
Accumulated other comprehensive loss	(72)	(135)
Noncontrolling interest	2,314	2,405
Total Stockholders' Equity	1,968	4,446
Total Liabilities and Stockholders' Equity	$23,318	$30,682

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Year Ended December 31,
	2017	2016	2015
	(In millions)
Cash Flows from Operating Activities
Net loss	(2,337)	(891)	(6,436)
(Loss)/income from discontinued operations, net of income tax	(789)	92	(105)
Loss from continuing operations	$(1,548)	$(983)	$(6,331)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Equity in earnings and distribution of unconsolidated affiliates	55	54	37
Depreciation and amortization	1,056	1,172	1,351
Provision for bad debts	68	48	64
Amortization of nuclear fuel	51	49	45
Amortization of financing costs and debt discount/premiums	60	55	47
Adjustment for debt extinguishment	53	142	(10)
Amortization of intangibles and out-of-market contracts	108	167	151
Amortization of unearned equity compensation	35	10	39
Net (gain)/loss on sale of assets and equity method investments	(34)	70	14
Gain on post retirement benefits curtailment	—	—	(21)
Impairment losses	1,788	972	4,916
Changes in derivative instruments	(171)	32	235
Changes in deferred income taxes and liability for uncertain tax benefits	91	(43)	1,326
Changes in collateral deposits in support of risk management activities	(80)	398	(334)
Proceeds from sale of emission allowances	25	34	(24)
Changes in nuclear decommissioning trust liability	11	41	(2)
Cash provided/(used) by changes in other working capital, net of acquisition and disposition effects:
Accounts receivable - trade	(99)	(7)	113
Inventory	143	71	(59)
Prepayments and other current assets	12	(44)	(21)
Accounts payable	77	(39)	(180)
Accrued expenses and other current liabilities	(60)	(35)	(29)
Other assets and liabilities	(216)	43	(40)
Cash provided by continuing operations	1,425	2,207	1,287
Cash (used)/provided by discontinued operations	(38)	(119)	62
Net Cash Provided by Operating Activities	1,387	2,088	1,349
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(41)	(209)	(31)
Capital expenditures	(1,111)	(976)	(1,029)
Net cash proceeds from notes receivable	17	17	18
Proceeds from renewable energy grants	8	36	82
Proceeds from/(purchases) of emission allowances, net of purchases	66	(1)	41
Investments in nuclear decommissioning trust fund securities	(512)	(551)	(629)
Proceeds from sales of nuclear decommissioning trust fund securities	501	510	631
Proceeds from sale of assets, net	87	73	27
Investments in unconsolidated affiliates	(40)	(23)	(395)
Other	12	35	16
Cash used by continuing operations	(1,013)	(1,089)	(1,269)
Cash (used)/provided by discontinued operations	(53)	297	(259)
Net Cash Used by Investing Activities	(1,066)	(792)	(1,528)
Cash Flows from Financing Activities
Payments of dividends to preferred and common stockholders	(38)	(76)	(201)
Net receipts from settlement of acquired derivatives that include financing elements	2	6	14
Payments for treasury stock	—	—	(437)
Payments for preferred shares	—	(226)	—
Payments for debt extinguishment costs	(42)	(121)	—
Distributions to, net of contributions from, noncontrolling interests in subsidiaries	95	(156)	47
Proceeds from sale of noncontrolling interests in subsidiaries	—	—	600
(Payments)/Proceeds from issuance of common stock	(2)	1	1
Proceeds from issuance of long-term debt	2,270	5,527	1,004
Payments of debt issuance and hedging costs	(63)	(89)	(21)
Payments for short and long-term debt	(2,348)	(5,908)	(1,362)
Receivable from affiliate	(125)	—	—
Other	(10)	(13)	(22)
Cash used by continuing operations	(261)	(1,055)	(377)
Cash (used)/provided by discontinued operations	(224)	140	(55)
Net Cash Used by Financing Activities	(485)	(915)	(432)
Effect of exchange rate changes on cash and cash equivalents	(1)	1	10
Change in Cash from discontinued operations	(315)	318	(252)
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	150	64	(349)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,386	1,322	1,671
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,536	$1,386	$1,322

Appendix Table A-1: Fourth Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West [1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(1,486)	(214)	(1,700)	506	(207)	(98)	(168)	(1,667)
Plus:
Interest expense, net	—	5	5	2	22	68	96	193
Income tax	—	—	—	—	(7)	57	(47)	3
Loss on debt extinguishment	—	—	—	—	—	1	49	50
Depreciation and amortization	63	27	90	31	51	88	7	267
ARO expense	11	13	24	—	1	1	—	26
Contract amortization	6	1	7	—	—	17	1	25
Lease amortization	—	(2)	(2)	—	—	—	—	(2)
EBITDA	(1,406)	(170)	(1,576)	539	(140)	134	(62)	(1,105)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	6	8	(7)	2	27	2	32
Acquisition-related transaction & integration costs	—	—	—	—	—	1	1	2
Reorganization costs	6	1	7	6	1	—	12	26
Legal Settlement	—	—	—	(1)	—	—	—	(1)
Deactivation costs	3	6	9	—	—	—	2	11
Gain on sale of business	—	(13)	(13)	—	5	—	(8)	(16)
Other non recurring charges	4	(7)	(3)	—	(4)	10	10	13
Impairments	1,267	196	1,463	8	130	32	(1)	1,632
Impairment losses on investments	69	5	74	—	1	—	4	79
Mark to market (MtM) (gains)/losses on economic hedges	100	35	135	(331)	19	—	1	(176)
Adjusted EBITDA	45	59	104	214	14	204	(39)	497
1 Includes International, BETM and generation eliminations

Fourth Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West [1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	506	333	839	1,508	90	248	(227)	2,458
Cost of sales	289	139	428	1,099	4	17	(212)	1,336
Economic gross margin	217	194	411	409	86	231	(15)	1,122
Operations & maintenance and other cost of operations [2]	143	115	258	77	36	57	21	449
Selling, marketing, general and administrative [3]	27	22	49	114	13	5	30	211
Other expense/(income) [4]	2	(2)	—	4	23	(35)	(27)	(35)
Adjusted EBITDA	45	59	104	214	14	204	(39)	497
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $11 million
3 Excludes a legal settlement of $(1) million
4 Excludes impairments of $1,711 million, gain on sale of business of $16 million, acquisition-related transaction & integration costs of $2 million, reorganization costs of $26 million and loss on debt extinguishment of $50 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,497	15	(54)	—	—	2,458
Cost of operations	1,224	(10)	122	—	—	1,336
Gross margin	1,273	25	(176)	—	—	1,122
Operations & maintenance and other cost of operations	460	—	—	(11)	—	449
Selling, marketing, general & administrative [1]	210	—	—	—	1	211
Other expense/(income) [2]	2,270	(487)	—	—	(1,818)	(35)
Income/(Loss) from Continuing Operations	(1,667)	512	(176)	11	1,817	497
1 Other adj. includes a legal settlement of $(1) million
2 Other adj, includes impairments of $1,711 million, gain on sale of business of $16 million, acquisition-related transaction & integration costs of $2 million, reorganization costs of $26 million and loss on debt extinguishment of $50 million

Appendix Table A-2: Fourth Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West [1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(671)	(103)	(774)	317	(223)	(115)	(96)	(891)
Plus:
Interest expense, net	—	1	1	—	17	67	91	176
Income tax	—	1	1	—	(6)	(26)	(39)	(70)
Loss on debt extinguishment	—	—	—	—	—	—	23	23
Depreciation and amortization	155	29	184	28	45	75	14	346
ARO Expense	3	2	5	—	1	1	1	8
Contract amortization	4	—	4	1	—	17	2	24
Lease amortization	—	(2)	(2)	—	—	—	—	(2)
EBITDA	(509)	(72)	(581)	346	(166)	19	(4)	(386)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	(2)	8	6	—	44	7	(43)	14
Acquisition-related transaction & integration costs	—	—	—	—	—	1	—	1
Deactivation costs	—	2	2	—	—	—	1	3
Gain on sale of business	—	—	—	—	—	—	1	1
Other non recurring charges	—	3	3	1	1	2	(2)	5
Impairments	368	36	404	1	28	185	19	637
Impairment loss on investment	—	—	—	—	106	—	15	121
Mark to market (MtM) (gains)/losses on economic hedges	239	44	283	(214)	6	—	—	75
Adjusted EBITDA	96	21	117	134	19	214	(13)	471
1 Includes International, BETM and generation eliminations

Fourth Quarter 2016 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West [1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	607	336	943	1,418	86	252	(218)	2,481
Cost of sales	299	151	450	1,053	3	13	(218)	1,301
Economic gross margin	308	185	493	365	83	239	—	1,180
Operations & maintenance and other cost of operations [2]	174	132	306	91	31	52	4	484
Selling, marketing, general and administrative	36	34	70	136	17	6	65	294
Other expense/(income) [3]	2	(2)	—	4	16	(33)	(56)	(69)
Adjusted EBITDA	96	21	117	134	19	214	(13)	471
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $3 million
3 Excludes impairments of $758 million, acquisition-related transaction & integration costs of $1 million and loss on debt extinguishment of $23 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,184	15	282	—	—	2,481
Cost of operations	1,103	(9)	207	—	—	1,301
Gross margin	1,081	24	75	—	—	1,180
Operations & maintenance and other cost of operations	487	—	—	(3)	—	484
Selling, marketing, general & administrative	294	—	—	—	—	294
Other expense/(income) [1]	1,191	(458)	—	—	(802)	(69)
Income/(Loss) from Continuing Operations	(891)	482	75	3	802	471
1 Other adj. includes impairments of $758 million, acquisition-related transaction & integration costs of $1 million and loss on debt extinguishment of $23 million

Appendix Table A-3: Full Year 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West [1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(1,427)	(71)	(1,498)	886	(266)	(23)	(647)	(1,548)
Plus:
Interest expense, net	1	26	27	5	97	303	445	877
Income tax	—	2	2	(9)	(20)	72	(37)	8
Loss on debt extinguishment	—	—	—	—	1	3	49	53
Depreciation and amortization	270	107	377	117	196	334	32	1,056
ARO expense	22	22	44	1	2	4	(1)	50
Contract amortization	16	4	20	1	—	69	—	90
Lease amortization	—	(8)	(8)	—	—	—	—	(8)
EBITDA	(1,118)	82	(1,036)	1,001	10	762	(159)	578
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	17	25	42	(17)	(12)	106	6	125
Acquisition-related transaction & integration costs	—	—	—	—	—	3	1	4
Reorganization costs	9	1	10	11	1	—	22	44
Legal Settlement	—	—	—	(1)	—	—	—	(1)
Deactivation costs	4	8	12	—	—	—	9	21
Gain on sale of assets	—	(20)	(20)	—	5	—	(1)	(16)
Other non recurring charges	(21)	(2)	(23)	1	(17)	18	44	23
Impairments	1,309	195	1,504	7	154	44	—	1,709
Impairment losses on investments	69	5	74	—	—	—	5	79
Mark to market (MtM) (gains)/losses on economic hedges	(52)	24	(28)	(177)	12	—	—	(193)
Adjusted EBITDA	217	318	535	825	153	933	(73)	2,373
1 Includes International, BETM and generation eliminations

Full Year 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West [1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	2,258	1,464	3,722	6,385	436	1,078	(1,175)	10,446
Cost of sales	1,338	639	1,977	4,768	15	63	(1,125)	5,698
Economic gross margin	920	825	1,745	1,617	421	1,015	(50)	4,748
Operations & maintenance and other cost of operations [2]	612	439	1,051	322	139	263	(38)	1,737
Selling, marketing, general and administrative [3]	123	84	207	453	56	22	170	908
Other expense/(income) [4]	(32)	(16)	(48)	17	73	(203)	(109)	(270)
Adjusted EBITDA	217	318	535	825	153	933	(73)	2,373
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $21 million
3 Excludes a legal settlement of $(1) million
4 Excludes impairments of $1,788 million, gain on sale of assets of $16 million, reorganization costs of $44 million, acquisition-related transaction & integration costs of $4 million, and loss on debt extinguishment of $53 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	10,629	56	(239)	—	—	10,446
Cost of operations	5,778	(34)	(46)	—	—	5,698
Gross margin	4,851	90	(193)	—	—	4,748
Operations & maintenance and other cost of operations	1,758	—	—	(21)	—	1,737
Selling, marketing, general & administrative [1]	907	—	—	—	1	908
Other expense/(income) [2]	3,734	(1,983)	—	—	(2,021)	(270)
Income/(Loss) from Continuing Operations	(1,548)	2,073	(193)	21	2,020	2,373
1 Other adj. includes a legal settlement of $(1) million
2 Other adj. includes impairments of $1,788 million, gain on sale of assets of $16 million, reorganization costs of $44 million, acquisition-related transaction & integration costs of $4 million, and loss on debt extinguishment of $53 million

Appendix Table A-4: Full Year 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West [1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(920)	96	(824)	1,053	(330)	2	(884)	(983)
Plus:
Interest expense, net	1	24	25	—	97	283	481	886
Income tax	(2)	1	(1)	1	(20)	(1)	26	5
Loss on debt extinguishment	—	—	—	—	—	—	142	142
Depreciation and amortization	406	110	516	111	185	303	57	1,172
ARO Expense	11	4	15	—	2	3	1	21
Contract amortization	14	5	19	7	1	75	(3)	99
Lease amortization	—	(8)	(8)	—	—	—	—	(8)
EBITDA	(490)	232	(258)	1,172	(65)	665	(180)	1,334
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	3	27	30	—	42	75	(41)	106
Acquisition-related transaction & integration costs	—	—	—	—	—	1	7	8
Deactivation costs	—	15	15	—	—	—	2	17
Loss on sale of assets	—	—	—	1	—	—	79	80
Other non recurring charges	19	(2)	17	2	9	6	23	57
Impairments	377	53	430	1	54	185	32	702
Impairment losses on investments	137	5	142	—	105	—	21	268
Mark to market (MtM) (gains)/losses on economic hedges	447	46	493	(365)	6	—	—	134
Adjusted EBITDA	493	376	869	811	151	932	(57)	2,706
1 Includes International, BETM and generation eliminations

Full Year 2016 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West [1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	2,603	1,781	4,384	6,336	413	1,104	(1,027)	11,210
Cost of sales	1,325	768	2,093	4,687	14	61	(1,028)	5,827
Economic gross margin	1,278	1,013	2,291	1,649	399	1,043	1	5,383
Operations & maintenance and other cost of operations [2]	672	539	1,211	338	142	241	(10)	1,922
Selling, marketing, general and administrative	132	133	265	498	61	17	254	1,095
Other expense/(income) [3]	(19)	(35)	(54)	2	45	(147)	(186)	(340)
Adjusted EBITDA	493	376	869	811	151	932	(57)	2,706
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $17 million
3 Excludes impairments of $970 million, loss on sale of assets of $80 million, acquisition-related transaction & integration costs of $8 million, and loss on debt extinguishment of $142 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	10,512	56	642	—	—	11,210
Cost of operations	5,362	(43)	508	—	—	5,827
Gross margin	5,150	99	134	—	—	5,383
Operations & maintenance and other cost of operations	1,939	—	—	(17)	—	1,922
Selling, marketing, general & administrative	1,095	—	—	—	—	1,095
Other expense/(income) [1]	3,099	(2,076)	—	—	(1,363)	(340)
Income/(Loss) from Continuing Operations	(983)	2,175	134	17	1,363	2,706
1 Other adj. includes impairments of $970 million, loss on sale of assets of $80 million, acquisition-related transaction & integration costs of $8 million, and loss on debt extinguishment of $142 million

Appendix Table A-5: 2017 and 2016 Three Months Ended December 31 and Full Year Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	December 31, 2017	December 31, 2016
Net Cash Provided by Operating Activities	581	533
Sale of Land and other assets	(3)	—
Merger, integration and cost-to-achieve expenses [1]	23	(7)
Return of capital from equity investments	4	11
Adjustment for change in collateral [2]	(23)	(137)
Adjusted Cash Flow from Operating Activities	582	400
Maintenance CapEx, net [3]	(39)	(41)
Environmental CapEx, net	1	(42)
Distributions to non-controlling interests	(47)	(47)
Free Cash Flow - before Growth	497	270

1.
2017 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call; 2016 includes cost-to achieve expenses associated with the $150 million savings announced on September 2015 call.

2.	Reflects change in NRG’s cash collateral balance as of 4Q2017 including $79 million of collateral postings from our deconsolidated affiliate (GenOn)

3.	Includes insurance proceeds of $7 million and $4 million in 2017 and 2016, respectively

	Twelve Months Ended
($ in millions)	December 31, 2017	December 31, 2016
Net Cash Provided by Operating Activities	1,425	2,207
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	2	6
Sale of Land and other assets	5	—
Merger, integration and cost-to-achieve expenses [1]	37	40
Cash Contribution to GenOn pension plan [2]	13	—
Return of capital from equity investments	26	17
Adjustment for change in collateral [3]	159	(398)
Adjusted Cash Flow from Operating Activities	1,667	1,872
Maintenance CapEx, net [4]	(164)	(212)
Environmental CapEx, net	(24)	(240)
Preferred dividends	—	(2)
Distributions to non-controlling interests	(175)	(163)
Free Cash Flow - before Growth	1,304	1,255

1.
2017 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call; 2016 includes cost-to achieve expenses associated with the $150 million savings announced on September 2015 call.

2.	Reflects cash contribution related to Legacy GenOn pension liability retained by NRG

3.	Reflects change in NRG’s cash collateral balance as of 4Q2017 including $79 million of collateral postings from our deconsolidated affiliate (GenOn)

4.	Includes insurance proceeds of $29 million and $35 million in 2017 and 2016, respectively

Appendix Table A-6: Full Year 2017 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity for the full year 2017:

($ in millions)	Twelve Months Ended December 31, 2017
Sources:
Adjusted cash flow from operations	1,667
Increase in credit facility	722
Issuance of Agua Caliente HoldCo debt	130
Divestitures	81
NYLD Equity Issuance	34
Uses:
Debt repayments, net of proceeds	(1,207)
Collateral [1]	(159)
Maintenance and environmental capex, net [2]	(188)
Distributions to non-controlling interests	(175)
Common Stock Dividends	(38)
Cost-to-achieve[3]	(43)
Growth investments and acquisitions, net	(9)
Other Investing and Financing	22
Change in Total Liquidity	837

1.	Reflects change in NRG’s cash collateral balance as of 4Q2017 including $79MM of collateral postings from our deconsolidated affiliate (GenOn)

2.	Includes insurance proceeds of $29 million

3.	2017 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call

Appendix Table A-7: 2018 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2018 Adjusted EBITDA
($ in millions)	Low	High
Income from Continuing Operations [1]	410	610
Income Tax	20	20
Interest Expense	785	785
Depreciation, Amortization, Contract Amortization and ARO Expense	1,180	1,180
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	135	135
Other Costs [2]	270	270
Adjusted EBITDA	2,800	3,000

1.	For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero.

2.	Includes deactivation costs and cost-to-achieve expenses

Appendix Table A-8: 2018 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2018
($ in millions)	Guidance
Adjusted EBITDA	$2,800 - $3,000
Cash Interest payments	(785)
Cash Income tax	(40)
Collateral / working capital / other	40
Cash From Operations	$2,015 - $2,215
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	—
Adjusted Cash flow from operations	$2,015 - $2,215
Maintenance capital expenditures, net	(210) - (240)
Environmental capital expenditures, net	(0) - (5)
Distributions to non-controlling interests	(220) - (250)
Free Cash Flow - before Growth	$1,550 - $1,750

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.